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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in the Statement of Additional Information and to the use of our reports dated March 18, 2005 with respect to the financial statements of EquiTrust Life Annuity Account II and February 4, 2005 with respect to the financial statements and schedules of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 11 the Registration Statement (Form N-4 No. 333-61899) and related Prospectus of EquiTrust Life Annuity Account II (Individual Flexible Premium Deferred Variable Annuity Contract) dated May 1, 2005.

                                          /s/ Ernst & Young LLP


Des Moines, Iowa
April 26, 2005